                                                                   EXHIBIT 10.8A


                          PLEDGE AND SECURITY AGREEMENT


         THIS PLEDGE AND SECURITY AGREEMENT dated as of April 30, 2002 (the "Agreement"), made by and between Timothy M. Aitken (the "Pledgor") and Transworld Healthcare, Inc., a New York corporation, as secured party ("TWUS" and in its capacity as secured party, the "Secured Party").

                              W I T N E S S E T H:

         WHEREAS, the Pledgor has recently been issued (the "Issuance") 684,258 shares (the "Shares") of common stock, par value $0.01 per share, of TWUS.

         WHEREAS, concurrent with the Issuance, the Pledgor, TWUS and Transworld Healthcare (UK) Limited, a limited company incorporated in England and Wales ("TWUK") are entering into a certain Tax Bonus, Tax Loan and Tax Indemnification Agreement (the "Indemnification Agreement") pursuant to which TWUS is (i) paying Pledgor a cash bonus, and (ii) making Pledgor a loan, TWUK is indemnifying Pledgor for certain United States, New York State and New York City, (as applicable) income taxes, in each case in connection with income taxes that become due as a result of the Issuance;

         WHEREAS, the Pledgor, in connection with the loan being provided pursuant to the Indemnification Agreement, has executed and delivered a promissory note (the "Promissory Note") of even date herewith to the Secured Party to evidence such extension of credit, which may be made on the date hereof and from time to time hereafter; and

         WHEREAS, the parties hereto wish to provide for the assignment and pledge by the Pledgor to the Secured Party of, among other things, all the Pledgor's right, title and interest in and to all the Collateral (as defined below);

         NOW, THEREFORE, in consideration of the promises and of the acceptance of the Promissory Note by the Secured Party, the parties hereto hereby agree as follows:

         SECTION 1. DEFINITIONS. For all purposes hereof, capitalized terms used herein which are not defined herein shall have the meanings set forth in the Indemnification Agreement unless the context otherwise requires, and the following capitalized terms used herein shall have the respective following meanings:

         "Collateral" shall have the meaning specified in Section 2.

         "Lien" shall mean any lien, claim, security interest, pledge or encumbrance of any nature.

         "Net Proceeds" shall mean the amount realized from the sale or disposition of any Collateral net of any underwriting fees or brokerage fees or other similar out-of-pocket expenses paid to third parties in connection with such sale or disposition.

         "Obligations" shall mean the unpaid principal amount of the Promissory Note and all other obligations and liabilities of the Pledgor to the Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, (i) this Agreement, (ii) the Promissory Note, or (iii) the Indemnification Agreement.

         SECTION 2. GRANT OF SECURITY INTEREST. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration, at a mandatory prepayment date or otherwise) of the Obligations, now existing or hereafter arising, the Pledgor hereby pledges, assigns and transfers to the Secured Party, and grants to the Secured Party a continuing first priority security interest in, any and all of the following property now owned or at any time hereafter acquired by the Pledgor or in which the Pledgor may acquire any right, title or interest (collectively, the "Collateral"):

              (a) all estate, right, title and interest in the non-qualified stock options in Transworld Healthcare, Inc., a New York corporation, listed in
Schedule II, whether held by the Pledgor directly or indirectly, and all estate, right, title and interest in any stock, warrants, rights, calls, options (other than incentive stock options), units of partnership interest or other security or equity interest acquired by the Pledgor upon the exercise of all stock options (whether non-qualified or otherwise) listed on Schedule II;

              (b) all certificates and other instruments evidencing any Collateral referred to in clause (a);

              (c) any right of a Pledgor to receive distributions of money or property or both for any reason whatsoever with respect to any Collateral referred to in clause (a);

              (d) all other property required to be pledged as Collateral pursuant to Section 4; and

              (e) the proceeds of any of the foregoing.

         SECTION 3. REPRESENTATIONS AND WARRANTIES OF DEBTOR. The Pledgor represents and warrants to the Secured Party as follows:

         3.1. Rights to Collateral.

              (a) The Pledgor either owns the Collateral or has the right to grant the security interest to be granted by the Pledgor herein, and none of such Collateral is subject to any Lien, other than (i) the security interest established hereunder in favor of the Secured Party; or (ii) as imposed by applicable federal and state securities laws.

              (b) No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Secured Party pursuant to this Agreement.


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



         3.2. Authority to Pledge.

              (a) The execution, delivery and performance by the Pledgor of this Agreement will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Pledgor is a party or by which the Pledgor is bound.

              (b) The Pledgor's signatures on this Agreement and the Promissory Note are genuine and the Pledgor has the legal competence and capacity to execute the same.

              (c) This Agreement constitutes a legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms.

              (d) The Pledgor's interest in the Collateral has not been assigned, transferred or in any way encumbered.

         3.3. Pledge of Collateral.

              (a) The Pledgor has delivered all certificates or instruments, if any, representing or evidencing any Collateral to the Secured Party in suitable form for transfer or delivery, or accompanied by duly executed instruments of transfer or assignment, to be held subject to this Agreement or has otherwise caused the Secured Party's security interest in the Collateral to be perfected in accordance with the UCC.

              (b) To the extent within his control, the Pledgor has taken, and will take at the Secured Party's request, all such actions to enable the Secured Party to obtain a perfected security interest in the Collateral, with priority over all Liens, including, without limitation, cooperating with the Secured Party in the filing of UCC-1 Financing Statements with respect to such Collateral in all necessary jurisdictions.

         3.4. Pledgor's Address

              (a) The Pledgor's principal address is set forth on Schedule I attached hereto.

              (b) The Pledgor will notify the Secured Party in writing of any change in the information listed on Schedule I at least 30 days prior to the effective date thereof.

         SECTION 4. COVENANTS.

         4.1. Obtaining and Preserving the Security Interest. The Pledgor agrees that he will execute, acknowledge, and, if necessary, deliver and cause to be recorded or filed, from time to time, such financing statements, continuation statements, documents or instruments, or take any other action necessary or appropriate or reasonably requested by the Secured Party, to create, preserve, perfect and continue perfected the security interest granted hereby or to enable the

Secured Party to exercise and enforce its rights hereunder and will cause to be promptly and duly taken, executed, acknowledged or delivered all such further acts, conveyances documents and assurances as the secured party may reasonably request in order more effectively to carryout the intent and purposes of this Agreement. The Pledgor also hereby authorizes the Secured Party to file, at the expense of the Secured Party, any such financing or continuation statement without the signature of the Pledgor to the extent permitted by applicable law. The Pledgor and the Secured Party agree that a carbon, photographic or other reproduction of this Agreement or a financing statement is sufficient as a financing statement. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any certificate, promissory note, other instrument or chattel paper, such certificate, promissory note, instrument or chattel paper shall be immediately delivered to the Secured Party (or retained by the Secured Party, if applicable), duly endorsed in a manner satisfactory to the Secured Party, to be held as Collateral pursuant to this Agreement.

         4.2. Preservation of Collateral. The Pledgor covenants to the Secured Party that it will: (i) not create, incur or suffer to exist, and will defend the Collateral against, any Lien on or to the Collateral, other than the Liens created hereby or consented to by the Secured Party pursuant to Section 3.1, and take such other action as is necessary to remove any such lien, (ii) defend the right title and interest of the Secured Party in and to any of the Collateral against the claims and demands of all persons whomsoever and (iii) pay promptly when due all taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided that Pledgor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against Pledgor or any of the Collateral as a result of the failure to make such payment.

         4.3. After Acquired Collateral. The Pledgor hereby agrees, immediately upon the acquisition thereof, to pledge, assign, transfer and deliver to the Secured Party, pursuant to this Agreement any and all additional items of Collateral hereafter acquired by it, directly or indirectly. The Pledgor agrees that any such additional Collateral (and the proceeds therefrom) shall thereafter be included in the definition of Collateral for all purposes hereunder and shall be subject to the security interest granted herein, and the Pledgor shall deliver to the Secured Party immediately upon receipt any certificates or instruments evidencing the ownership of such additional item of Collateral received by it (or the Secured Party may retain any such certificates or instruments which are issued or prepared by or on behalf of the Secured Party), duly endorsed in blank or accompanied by proper instruments of transfer or assignment, and take such other action as may be necessary for the Secured Party to obtain a security interest in such Collateral. Without limitation of the foregoing if the Pledgor shall, as a result of its ownership of any Collateral, become entitled to receive or shall receive any stock certificate (including any certificate representing a stock divided or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, upon exercise of, or in exchange for any of the Collateral, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Secured Party, hold the same in trust for the Secured Party and deliver the same forthwith to the Secured Party in the exact form received, duly endorsed by the Pledgor



                                       4
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to the Secured Party, if required, together with an undated stock power covering such certificate, option or right duly executed in blank by the Pledgor and with, if the Secured Party so requires, signature guaranteed, to be held by the Secured Party, subject the terms hereof, as additional Collateral.

         4.4. Transfer of Collateral. The Pledgor hereby agrees not to sell, assign, transfer, dispose of, grant any option with respect to, mortgage, pledge (except pursuant to this Agreement) or otherwise encumber any part of the Collateral without the prior written consent of the Secured Party.

         4.5. Payment of Obligations. The Pledgor hereby covenants and agrees to pay or perform, as the case may be, each of the Obligations as and when due.

         SECTION 5. POWER OF ATTORNEY. The Pledgor hereby unconditionally and irrevocably appoints and constitutes the Secured Party (and each person designated by the Secured Party) the true and lawful agent and attorney-in-fact of the Pledgor, with full power (in the name of the Pledgor or otherwise):

              (a) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due that are part of the Collateral,

              (b) to endorse any checks or other instruments or orders related to the Collateral,

              (c) to execute and file on behalf of the Pledgor one or more UCC-I financing statements or any other document or instrument deemed by the Secured Party from time to time necessary or advisable to create, preserve, perfect and continue perfected the Secured Party's security interest granted hereunder,

              (d) to direct TWUK or TWUS or any other party holding a certificate or other instrument evidencing the Pledgor's ownership of any Collateral to deliver any such certificate or other instrument to the Secured Party as pledgee of the Pledgor,

              (e) to transfer to the Secured Party, upon the occurrence and continuance of an Event of Default (as defined in Section 7 below), the Collateral, including, without limitation, to endorse any certificate or other instrument evidencing ownership of the Collateral owned by the Pledgor to stand in the name of the Secured Party or its nominee, and to instruct TWUK or TWUS or any other party holding a certificate or other instrument evidencing the Pledgor's ownership of any Collateral to record such transfer upon the official records (including the transfer register) of such entity,

              (f) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of the Collateral,


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



              (g) to defend any suit, action or proceeding brought against the Pledgor with respect to the Collateral; and

              (h) perform such other acts as are necessary to preserve and protect the Collateral and the rights, power and remedies granted with respect to such Collateral by this Agreement.

         SECTION 6. CARE OF COLLATERAL; NO DUTY ON SECURED PARTY'S PART. The Secured Party shall exercise reasonable care in the custody and preservation of the Collateral. However, the Secured Party shall have no obligation to (i) initiate any action with respect to, or otherwise inform Pledgor of, any conversion, call, exchange right, preemptive right, subscription right, purchase offer or other right or privilege relating to or affecting the Collateral, (ii) preserve the rights of Pledgor against adverse claims or protect the Collateral against the possibility of a decline in market value or (iii) take any action with respect to the Collateral requested by Pledgor unless the request is made in writing and the Secured Party determines that the requested action will not jeopardize the value of the Collateral as security for the Promissory Note. The powers conferred on the Secured Party hereunder are solely to protect the Secured Party's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act hereunder, except for its or their gross negligence or willful misconduct.

         SECTION 7. EVENTS OF DEFAULT. If an Event of Default (as defined herein) shall occur and be continuing whether such occurrences shall be voluntary or involuntary, or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) below all unpaid Obligations shall immediately become due and payable, or (B) if such event is any other Event of Default, the Secured Party may, at any time thereafter at its option, declare the Obligations to be due and payable, whereupon the same shall forthwith become due and payable, together with interest (including additional interest, if any) accrued thereon, without presentment, demand, protest or notice of any kind whatsoever, all of which are hereby expressly waived by the Pledgor.

         For the purposes of this Agreement, the occurrence of any of the following events shall constitute an "Event of Default":

              (a) the Pledgor shall default, which default shall continue unremedied for a period of 15 days after receipt of written notice from the Secured Party to the Pledgor of such default, in the due and punctual payment of the amounts due pursuant to the Promissory Note (whether at maturity or on a date on which any payment or prepayment is due or by acceleration, declaration, demand or otherwise) or the Indemnification Agreement;


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



              (b) the Pledgor shall default in the due performance and observance by it of any Obligation, other than as specified in paragraph (a) above, and any such default shall continue for more than 30 days after receipt of written notice from the Secured Party to the Pledgor of such default;

              (c) the Secured Party determines that the representation, statement, certificate or warranty contained in Section 3.1 or 3.2 hereof was false when made or furnished;

              (d) (i) this Agreement shall cease, for any reason other than termination in accordance with its terms, to be in full force and effect, in any material respect, or (ii) the security interest created by this Agreement shall cease to be enforceable and of the same effect and priority purported to be created hereby for any reason other than a release by the Secured Party and any such deficiency shall not have been curred within 30 days after receipt of written notice from the Secured Party to the Pledgor of such default;

              (e) the Pledgor breaches any covenant contained in Section 4 hereof (other than as described in (a) above), and such breach shall continue unremedied for a period of 30 days after receipt of written notice from the Secured Party to the Pledgor of such default;

              (f) (i) the Pledgor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of his assets, or the Pledgor shall make a general assignment for the benefit of his creditors; or (ii) there shall be commenced against the Pledgor any case, proceeding or other action of a nature referred to in clause
(i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Pledgor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Pledgor shall take any action in furtherance of, or indicating his consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Pledgor shall generally not, or shall be unable to, or shall admit in writing his inability to, pay his debts as they become due; or

              (g) the Pledgor shall default in the due performance and observance by him of his covenants, obligations, and liabilities contained in
Section 5 of the Indemnification Agreement.

         SECTION 8. REMEDIES.


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         8.1. Rights Upon Default.

              (a) If an Event of Default shall occur and be continuing, the Secured Party may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Uniform Commercial Code (the "Code") as in effect from time to time in the applicable jurisdiction. Without limiting the generality of the foregoing, the Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other person (all and each of which demands, presentment, protest, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver said Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released. The Pledgor further agrees, at the Secured Party's request, to assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at the Pledgor's premises or elsewhere. The Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including, without limitation, attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Secured Party may elect, and only after such application and payment in full of the Obligations and after the payment by the Secured Party of any other amount required by any provision of law need the Secured Party account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages, and demands against the Secured Party arising out of the repossession, retention or sale of the Collateral. If any notice of a proposed sale or disposition of Collateral shall be required by law, such notice shall be deemed reasonably and properly given if given (effective upon dispatch) in any manner provided in this Agreement at least ten days before such sale or disposition.

              (b) If an Event of Default shall occur and be continuing, the Secured Party may (but need not), upon notice to the Pledgor, exercise all voting and other rights of the Pledgor as a holder of the Collateral and the Secured Party shall receive all permitted dividends and distributions, if any, made for the account of the Pledgor as a holder of the Collateral.

              (c) Regardless of the adequacy of any Collateral, during the continuance of any Event of Default, any sums due from Secured Party or TWUK under any employment, consulting, severance, non-competition or similar agreement, including without



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limitation that certain employment agreement between TWUS and Employee dated
September 24, 2001, as the same may be amended, replaced, supplemented or augmented from time to time, (all of the aforementioned, "Compensation Agreements") may be, on an after-tax basis applied to or set off against any obligations of Employee to Secured Party under this Agreement, the Promissory Note or the Indemnification Agreement. The parties hereto acknowledge and agree that to the extent there exist or are determined to exist inconsistencies between the terms and provisions of any Compensation Agreement and this Agreement, the terms and provisions of this Agreement shall control.

         8.2. No Waiver, Cumulative Remedies. The Secured Party shall not by any act (except pursuant to the execution of a written instrument pursuant to Section 12 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder or under the Promissory Note shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder or under the Promissory Note shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Party of any right or remedy hereunder or under the Promissory Note on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise have on any future occasion. Each right, power and remedy of the Secured Party provided herein or in the Promissory Note or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for herein or in the Promissory Note or now or hereafter existing at law or in equity or by statute or otherwise. In addition to all other rights, powers and remedies, the Secured Party shall have the rights, powers and remedies of a secured party under the Code.

         SECTION 9. VOTING RIGHTS. So long as no Event of Default shall have occurred and be continuing, Pledgor may exercise all stockholder voting rights pertaining to the Collateral.

         SECTION 10. POWERS COUPLED WITH AN INTEREST. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

         SECTION 11. NOTICES. All notices and other communications hereunder and under the Promissory Note shall be in writing and delivered, telecopied, or mailed (certified mail, return receipt requested, postage prepaid) to:

              (a) if to the Pledgor, at the Pledgor's principal address as set forth on Schedule I hereto;

              (b) if to the Secured Party, at:


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



                       555 Madison Avenue
                       30th Floor
                       New York, NY  10022
                       Facsimile:  (212) 750-7221
                       Attention: Chief Executive Officer

Notices and other communications hereunder and under the Promissory Note may also be given to a Pledgor or the Secured Party at such other address as such Pledgor or the Secured Party shall notify the other parties hereto from time to time. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number specified above and a verification of receipt is received, (ii) if given by mail to the applicable address specified above, return receipt requested, upon receipt or refusal thereof or (iii) if given by any other means, when actually delivered at the applicable address specified above.

         SECTION 12. MODIFICATIONS. No amendment, modification, termination, discharge or waiver of any provision of this Agreement shall be effective unless the same shall be set forth in writing and signed by the Secured Party and the Pledgor, and then only to the extent specifically set forth therein.

         SECTION 13. SEVERABILITY. If any provision of this Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such applicable law. Any provision hereof which may be held invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provision hereof, and to this extent the provisions hereof shall be severable.

         SECTION 14. GOVERNING LAW. The rights and liabilities of the parties hereto shall be determined in accordance with the laws of the state of New York, without regard to conflict of law principles.

         SECTION 15. TERM OF AGREEMENT; RELEASE. This Agreement shall remain in full force and effect until all of the Obligations are paid in full. Until the Promissory Note and all other Obligations have been indefeasibly paid in full
(i) this Agreement shall be deemed to impose a claim against the Collateral with full force and effect as set forth herein, and (ii) the Secured Party shall be entitled to hold, and shall hold, all certificates and other instruments evidencing the Pledgor's ownership of the Collateral and the Pledgor hereby authorizes and directs TWUK, TWUS and any other party holding a certificate or other instrument evidencing the Pledgor's ownership of any Collateral to deliver any such certificate or instrument to the Secured Party for such purpose. At such time as the Pledgor has made all payments in full of the Obligations as and when due, the Secured Party shall release the Pledgor from this Agreement and shall execute and deliver all documents and instruments required for such release.

         SECTION 16. SUCCESSORS AND ASSIGNS. If a successor to the Secured Party shall be designated by the Secured Party, such successor shall automatically be substituted for the Secured Party hereunder and shall thereupon succeed to all the rights, powers and remedies granted the Secured Party hereunder. This Agreement shall be binding on the Pledgor and its heirs, executors, administrators, successors and assigns and shall inure to the benefit of the Secured Party and its successors and assigns. This Agreement may not be assigned by the Pledgor without the prior written consent of the Secured Party and may be assigned by the Secured Party without the consent of the Pledgor.

         SECTION 17. RECOURSE. The obligations of the Pledgor under this Agreement and the Promissory Note, are personal obligations of the Pledgor, and the Secured Party shall have recourse to the Pledgor and his property for payment, satisfaction, or discharge of such obligations.

         SECTION 18. SIGNATURES. This Agreement may be executed in one or more counterparts each of which shall constitute an original, but all of which shall constitute one and the same instrument.

         SECTION 19. CONSTRUCTION. Captions and headings are for convenience only, are not a part of, and shall not be used to construe any provision of, this Agreement. For purposes of this Agreement, the masculine shall be deemed to include the feminine and the singular shall be deemed to include the plural, where the context indicates.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



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



         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    PLEDGOR:

                                         /s/ Tim Aitken
                                         ----------------------
                                         Timothy M. Aitken


                                   SECURED PARTY:

                                   TRANSWORLD HEALTHCARE, INC.

                                   By:    /s/ Tim Aitken
                                          ---------------------
                                          Name:
                                          Title:




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                                   SCHEDULE I


Pledgor's Principal Address:

555 Madison Avenue
New York, New York  10022

                                   SCHEDULE II




     NO. OF SHARES COVERED          EXERCISE PRICE         VESTING SCHEDULE
     ---------------------          --------------         ----------------
            150,000                     $2.625               Fully vested
            500,000                     $7.250               Fully vested
            195,000                     $1.750               Fully vested